UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2025

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (IRS Employer Identification No.)

90 Matawan Road, Fifth Floor

Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.01 par value per share	HOV	New York Stock Exchange
Preferred Stock Purchase Rights (1)	N/A	New York Stock Exchange
Depositary Shares each representing 1/1,000th of a share of 7.625% Series A Preferred Stock	HOVNP	The Nasdaq Stock Market LLC

(1) Each share of Class A Common Stock includes an associated Preferred Stock Purchase Right. Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from the Company one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Common Stock. The Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amendment to Credit Agreement

On September 10, 2025, Hovnanian Enterprises, Inc. (the “Company”), K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly-owned subsidiary of the Company, and other subsidiaries of the Company as guarantors (the “Subsidiary Guarantors”) entered into the Fourth Amendment (the “Fourth Amendment”) to the Credit Agreement, dated as of October 31, 2019 (as amended by the First Amendment to the Credit Agreement, dated as of November 27, 2019, by the Second Amendment to the Credit Agreement, dated as of August 19, 2022 and by the Third Amendment to the Credit Agreement, dated as of September 25, 2023), by and among K. Hovnanian, the Company, the other guarantors party thereto, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto, which provides for up to $125.0 million in aggregate amount of senior secured first lien revolving loans (the “Revolving Credit Facility”).

Upon effectiveness of the amendments set forth therein, the Fourth Amendment will (i) extend the final scheduled maturity of the Revolving Credit Facility from June 30, 2026 to June 30, 2028 and (ii) provide for certain other amendments. Borrowings under the Revolving Credit Facility will bear interest, at K. Hovnanian’s option, at either (a) a term SOFR rate (subject to a floor of 3.00%) plus an applicable margin of 4.50% or (b) an alternate base rate (subject to a floor of 4.00%) plus an applicable margin of 3.50%. In addition, K. Hovnanian will pay an unused commitment fee on the undrawn revolving commitments at a rate of 1.00% per annum. The foregoing amendments are expected to take effect on or about the end of September, subject to the satisfaction of customary closing conditions.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Fourth Amendment filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On September 10, 2025, the Company issued a press release announcing the commencement of a private offering (the “Notes Offering”) of $450.0 million aggregate principal amount of Senior Notes due 2031 (the “2031 Notes”) and $450.0 million aggregate principal amount of Senior Notes due 2033 (the “2033 Notes” and together with the 2031 Notes, the “Notes”) to be issued by K. Hovnanian.

K. Hovnanian intends to use the net proceeds from the Notes Offering to (i) fund the redemption of the entire outstanding principal amount of its 8.0% Senior Secured 1.125 Lien Notes due 2028 (the “1.125 Lien Notes”) at a redemption price equal to 104.000% of the principal amount thereof and the entire outstanding principal amount of its 11.75% Senior Secured 1.25 Lien Notes due 2029 (the “1.25 Lien Notes” and together with the 1.125 Lien Notes, the “Existing Secured Notes”) at a redemption price equal to 100.000% of the principal amount thereof plus the applicable “make-whole” premium, in each case, plus accrued and unpaid interest to, but excluding, the redemption date, (ii) repay in full all outstanding loans under its Senior Secured 1.75 Lien Term Loan Facility due 2028 (the “Existing Term Loan Facility”) at par, plus accrued and unpaid interest to, but excluding, the prepayment date and (iii) pay all fees and expenses related thereto and the Notes Offering. A copy of the press release announcing the Notes Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States, or for the benefit of U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities or blue sky laws. Accordingly, the Notes are being offered only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act, and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

On the closing date of the Notes Offering, we intend to use a portion of the net proceeds therefrom to repay in full all outstanding loans under the Existing Term Loan Facility at par, plus accrued and unpaid interest to, but excluding, the prepayment date (the “Term Loan Repayment”). Upon consummation of the Term Loan Repayment, the Existing Term Loan Facility will be terminated.

On September 10, 2025, K. Hovnanian issued notices of conditional full redemption notifying holders of the applicable series of Existing Secured Notes that it has elected to redeem on September 25, 2025 all of its outstanding 1.25 Lien Notes and that it has elected to redeem on September 30, 2025 all of its outstanding 1.125 Lien Notes (collectively, the “Redemption”). The Redemption is conditioned upon consummation of the sale and issuance of the Notes described herein providing aggregate gross proceeds to K. Hovnanian of not less than $900,000,000 (the “Financing Condition”). In accordance with the applicable redemption notices and indentures governing the Existing Secured Notes, if the Financing Condition has not been satisfied by the applicable initial redemption dates, K. Hovnanian, in its sole discretion, may delay the applicable Redemption until such time as the Financing Condition is satisfied or rescind the applicable Redemption at any time prior to the applicable initial redemption dates. This Form 8-K does not constitute a notice of redemption of the Existing Secured Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fourth Amendment, dated as of September 10, 2025, to the Credit Agreement, dated as of October 31, 2019, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors named therein, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto.

99.1	Press Release, dated September 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)

By:	/s/ Brad G. O’Connor
Name: Brad G. O’Connor Title: Chief Financial Officer

Date: September 10, 2025